UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
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☐ Soliciting Material under Rule 14a-12

BIOLIFE SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than

the Registrant)

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March 30, 2016

Dear Stockholder:

You are cordially invited to attend BioLife Solutions, Inc.’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 10, 2016. The Annual Meeting will be at the Company’s principal executive offices, located at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021 at 9:00 a.m. The formal meeting notice and proxy statement for the Annual Meeting, a form of proxy and the annual report to stockholders are attached.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. If you would like to obtain directions to be able to attend the Annual Meeting and vote in person, you can call our Secretary at (425) 402-1400. Even if you plan to attend the meeting, we urge you to vote your shares either by Internet, telephone or mail as promptly as possible so your shares will be represented at the Annual Meeting. Instructions on the two ways to vote your shares can be found on the enclosed proxy form. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 9, 2016. If you attend the meeting in person, you may at that time revoke any proxy previously given and vote in person, if desired.

Sincerely,

/s/ Michael Rice
Michael Rice President and Chief Executive Officer Bothell, Washington March 30, 2016

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING WHETHER OR NOT
YOU ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS
POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED.

ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE
OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES
ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO
VOTE, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN
YOUR NAME.

BIOLIFE SOLUTIONS, INC.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington 98021
(425) 402-1400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 10, 2016

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of BioLife Solutions, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 10, 2016 at 9:00 a.m. at the Company’s principal executive offices, located at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. The Annual Meeting will be held for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.
ELECTION OF DIRECTORS. To elect the six (6) directors named in the attached proxy statement to serve until his successor is duly elected and qualified, unless he resigns, is removed or otherwise is disqualified from serving as a director of the Company;

2.	APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS. To approve on a non-binding, advisory basis the compensation of our named executive officers.

3.	RATIFICATION OF AUDITORS. To ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2016; and

4.	ANY OTHER BUSINESS that may properly come before the Annual Meeting or any adjournments or postponements thereof.

We recommend that stockholders vote FOR the matters listed above. Only stockholders of record at the close of business on March 18, 2016 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders with a printed copy of our proxy materials. The proxy statement, form of proxy and related proxy materials will first be mailed to stockholders on or about April 4, 2016.

You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote in person at the Annual Meeting.

Please note: If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 10, 2016: This notice of annual meeting of stockholders, the proxy statement, and our annual report on Form 10-K for 2015 are available at www.proxyvote.com. You will need to use the control number appearing on our proxy card to vote via the Internet.

Sincerely,

/s/ Michael Rice
Michael Rice President and Chief Executive Officer Bothell, Washington March 30, 2016

BIOLIFE SOLUTIONS, INC.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington 98021
(425) 402-1400

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 10, 2016: This notice of annual meeting of stockholders, the proxy statement, and our annual report on Form 10-K for 2015 are available at www.proxyvote.com.

The enclosed proxy is solicited on behalf of BioLife Solutions, Inc., a Delaware corporation, by its Board of Directors (the “Board”) for use at its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m. local time on May 10, 2016, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The Annual Meeting will be held on Tuesday, May 10, 2016 at 9:00 a.m. at the Company’s principal executive offices, located at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021.

We are providing all stockholders with printed copies of the proxy materials. These proxy solicitation materials will be sent or given on or about April 4, 2016 to all stockholders entitled to vote at the Annual Meeting. Stockholders who owned BioLife Solutions common stock at the close of business on March 18, 2016 (the “Record Date”) are entitled to receive notice of, attend and vote at the Annual Meeting. On the Record Date, there were 12,448,391 shares of common stock outstanding and approximately 3,650 beneficial holders of our common stock.

We will provide, without charge, a copy of our annual report on Form 10-K to each stockholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the annual report on Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Corporate Secretary at our executive offices set forth above.

References to the “Company,” “BioLife Solutions,” “our,” “us” or “we” mean BioLife Solutions, Inc.

TABLE OF CONTENTS

Voting and Related Matters	1
Executive Officers and Directors	3
Board of Directors	6
Executive Compensation	10
Ownership of Certain Beneficial Owners and Management	15
Certain Transactions	16
Section 16(A) Beneficial Ownership Reporting Compliance	18
Principal Accountants	18
Report of the Audit Committee of the Board of Directors	19
Proposals	19
Proposal No. 1 – Election of Directors	19
Proposal No. 2 – Approval of the Compensation of Named Executive Officers	20
Proposal No. 3 – Ratification of Appointment of Peterson Sullivan LLP	21
Other Business	22
Annual Report on Form 10-K	22
Stockholder Proposals	22

VOTING AND RELATED MATTERS

Voting Procedures

As a stockholder of BioLife Solutions, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Annual Meeting and upon which you are being asked to vote are discussed below in the “Proposals” section. Each share of BioLife Solutions common stock you owned as of the Record Date entitles you to one vote on each proposal presented at the Annual Meeting. No cumulative voting rights are authorized and dissenter’s rights are not applicable to any matters being voted upon.

Methods of Voting

You may vote over the Internet, by mail or in person at the Annual Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Voting over the Internet. You can vote via the Internet. The website address for Internet voting is provided on the proxy card. You will need to use the control number appearing on our proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 9, 2016. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to return a proxy card.

Voting by Mail. You can mark, date and sign the enclosed proxy card, and return it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Voting in Person at the Meeting. If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares. If you would like to obtain directions to be able to attend the Annual Meeting and vote in person, you can call our Secretary at (425) 402-1400.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must:

•	enter a new vote over the Internet, or by signing and returning a replacement proxy card;

•	provide written notice of the revocation to our Corporate Secretary at our principal executive office, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021; or

•	attend the Annual Meeting and vote in person.

Quorum and Voting Requirements

Stockholders of record at the close of business on March 18, 2016, are entitled to receive notice and vote at the meeting. On the Record Date, there were 12,448,391 issued and outstanding shares of our Common Stock. Each holder of Common Stock voting at the meeting, either in person or by proxy, may cast one vote per share of Common Stock held on the Record Date on all matters to be voted on at the meeting. Stockholders may not cumulate votes in the election of directors.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present:

(1)	a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees;

(2)	the compensation of our named executive officers will be approved on a non-binding, advisory basis, if a majority of the votes properly cast at the meeting on this proposal;

(3)
the ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2016 will be approved if approved by a majority of the votes cast at the meeting on this proposal.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and who will determine whether a quorum is present. The election inspectors will treat abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) as shares that are present for purposes of determining the presence of a quorum. With regard to Proposal One, broker non-votes and votes marked “withheld” will not be counted towards the tabulations of votes cast on such proposal presented to the stockholders, will not have the effect of negative votes and will not affect the outcome of the election of the directors. With regard to Proposals Two and Three, abstentions will be counted towards the tabulations of votes cast on such proposal presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes.

If your shares are held by a bank or broker in street name, it is important that you cast your vote if you want it to count in the election of directors and other non-routine matters as determined by the New York Stock Exchange (the “NYSE”). The ability of brokers to vote your shares for you without instructions from you is governed by Rule 452 of the New York Stock Exchange, which regulates the behavior of brokers who are “member organizations” of the NYSE (without regard to what exchange the shares are traded on). Voting rules may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters. Accordingly, if your shares are held by a bank or broker in street name and you do not instruct your bank or broker how to vote in the election of directors or any other non-routine matters, no votes will be cast on your behalf.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted:

(1)	“for” the election of each Board nominee set forth in this proxy statement unless the authority to vote for such directors is withheld;

(2)	“for” the approval of the compensation of our named executive officers as disclosed in this proxy statement;

(3)	“for” the ratification of the Audit Committee’s appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2016; and

(4)	at the discretion of your proxies on any other matter that may be properly brought before the meeting.

Voting Results

Voting results will be announced at the Annual Meeting and published in a Current Report on Form 8-K that will be filed with the SEC within four business days after the Annual Meeting.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials and annual reports. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. This practice is designed to reduce our printing and postage costs. However, if you are residing at such an address and wish to receive a separate annual report on Form 10-K or proxy statement in the future, you may telephone our Secretary at (425) 402-1400 or write to the Secretary at BioLife Solutions, Inc., 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. If you are receiving multiple copies of our annual report on Form 10-K and proxy statement, you may request householding by contacting our Secretary in the same manner.

Proxy Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, by telephone, facsimile, Internet or other means, without additional compensation. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If we do elect to retain a proxy solicitor, we will pay the proxy solicitor reasonable and customary fees. Except as described above, we do not presently intend to solicit proxies other than by mail.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 10, 2016: The notice of annual meeting of stockholders, this proxy statement, and our annual report on Form 10-K for 2015 are available at www.proxyvote.com.

EXECUTIVE OFFICERS AND DIRECTORS

The following table and text set forth the names and ages of our directors and executive officers as of March 30, 2016. The board is comprised of only one class. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years (based on information supplied by them) and an indication of directorships held by each director in other public companies subject to the reporting requirements under the Federal securities laws. During the past ten years, none of our directors or executive officers has been involved in any legal proceedings that are material to an evaluation of the ability or integrity of such person:

Name	Age	Position and Offices With the Company
Todd Berard	47	Vice President, Marketing
Roderick de Greef	55	Interim Chief Financial Officer and Interim Secretary
Aby J. Mathew, Ph.D.	44	Chief Technology Officer and Senior Vice President
Michael Rice	53	Chief Executive Officer, President, and Director
Matt Snyder	64	Vice President, Global Sales
Raymond Cohen	56	Chairman of the Board
Thomas Girschweiler	58	Director
Andrew Hinson	52	Director
Joseph Schick	54	Director
Rick Stewart	63	Director

     Todd Berard has been Vice President of Marketing since February 2015, responsible for corporate branding, product branding, marketing and launch strategy, and product management. He is also a key team member in the management and growth of all product launches; including biologistex. Before his appointment as Vice President of Marketing, Mr. Berard had served as Senior Director of Marketing since July 2014.  Previous to BioLife, Mr. Berard served as Director of Marketing at Verathon Medical; a division of Roper Inc., from September 2010 until July 2014, overseeing the global marketing, product development, and product launch strategies for a portfolio of six medical device brands. He also managed all strategic partnerships for product development, and helped guide the organization. Verathon had global sales in 2014 of roughly $180M; and Mr. Berard oversaw a creative and product management team of 12. Responsibilities included all global marketing initiatives and campaigns, strategy, product portfolio management, and strategic planning. He has over twenty years of experience in life sciences, health care, and technology; working for both global leaders and small technology startups, including the University of Washington School of Medicine, DuPont, and Medtronic. He has a Bachelor of Science Degree in Biochemistry from the University of Vermont and an MBA from the University of Washington Foster School of Business.

Roderick de Greef was appointed interim Chief Financial Officer and interim Secretary in March 2016.  Previously, Mr. de Greef served as a director of the Company from June 2000 through November 2013, and provided the Company with strategic and financial consulting services from July 2007 through August 2011. Mr. de Greef has served Elephant Talk Communications Corp., a mobile communications company, as a director, chair of the Audit Committee and member of the Nominating and Corporate Governance Committee and Compensation Committee since September 2015, and was previously a director of Elephant Talk from January 2008 to October 2011.  Since June 2013, Mr. de Greef has served as a director and as acting Chief Financial Officer of RealAnalogics, Inc., a privately held real estate data company.  From March 2015 to February 2016, Mr. de Greef was a partner of MedTech Advisors, Inc., a strategic and financial consulting firm.  Since November 2013, Mr. de Greef has served as the president and sole director of Cambridge Cardiac Technologies, Inc. a privately held successor to Cambridge Heart, Inc.  From November 2003 to May 2013, Mr. de Greef served as a director, member of the Audit Committee and chairman of the Compensation Committee of Endologix, Inc., a developer of minimally invasive, AAA stents.  From November 2008 to October 2013, Mr. de Greef was the chairman of the board of Cambridge Heart, Inc., a manufacturer of non-invasive diagnostic cardiology products. Mr. de Greef received his MBA degree from the University of Oregon. Mr. de Greef has extensive experience in corporate finance and the business world in general as well as serving as an officer and director of public companies.

     Aby J. Mathew, Ph.D., has been Senior Vice President and Chief Technology Officer since February 2011. From January 2007 through February 2011, Dr. Mathew served as Senior Scientist, Director of Strategic Relations, and Senior Director of Strategic Relations. From June 2003 through January 2007, Dr. Mathew served as Director of Manufacturing. From September 2000 through June 2003, Dr. Mathew served as Clinical Accounts Manager and Director of Hypothermic Preservation for Cryomedical Sciences/BioLife Solutions. Dr. Mathew has been actively engaged in research on low temperature biopreservation of mammalian cells, tissues and organs since 1994, and his studies contributed to the development of our current commercial HypoThermosol® and CryoStor® product platforms and intellectual property foundation.

     Michael Rice has been President and Chief Executive Officer and a director of the Company since August 2006, and was chairman of the board from August 2007 to November 2013. Mr. Rice has more than 30 years of leadership and entrepreneurial experience in the medical and high tech industries. He was most recently the senior business development manager for medical and wireless products at AMI Semiconductor, from October 2004 to August 2006. From October 2000 to October to August 2006, Mr. Rice also served as the director of marketing and business development at Cardiac Science, Inc., a manufacturer of automated external defibrillators. Prior to that, from May 1998 to October 2000, he was the Vice President, Sales and Marketing for TEGRIS Corporation, a privately held network services provider. Mr. Rice also spent 12 years, from May 1986 to May 1998 at Physio Control Corporation in several sales and marketing management roles prior to its acquisition by Medtronic Inc. The board has determined that Mr. Rice should serve as a director because it values management’s insight.

       Matt Snyder has been the Vice President, Global Sales, since February 2015.  Prior to February 2015, he served as Senior Director of Sales Operations of the Company since November of 2012.  From January 2011 through March 2012, he was the Director of North American Distribution at Medical Device Systems, and from August 2009 through October 2010, he was the Business Development Manager for Antek Healthware.  Mr. Snyder has over 30 years of leadership and entrepreneurial experience in the pharmaceutical, biotech and medical capital equipment industries. Prior to joining the Company, Mr. Snyder served in various sales management positions at Genentech, Cardiac Science, SpaceLabs Medical and Medical Graphics.

     Raymond W. Cohen joined the board in May 2006, and has served as chairman of the board since November 2013. Mr. Cohen is an accredited public company director and has extensive international medical device experience holding several Chairman and Chief Executive Officer positions on the boards of both publicly listed and private life sciences companies in the United States and Europe. Mr. Cohen currently serves as the Chief Executive Officer and member of the board of directors of Irvine, CA based Axonics Modulation Technologies, Inc., a privately held venture backed developer of neuromodulation devices. Since July 2013, Mr. Cohen also currently serves as the non-executive Chairman of Lombard Medical (NASDAQ:EVAR) a manufacturer and marketer of endovascular stent graphs. Mr. Cohen also currently serves as a non-executive director, chairman of the compensation committee and member of the audit committee of Spectrum Pharmaceuticals, Inc. (NASDAQ:SPPI), a developer and marketer of oncology and hematology drugs. Cohen also currently serves as a director and chairman of the audit committee at JenaValve Technology, Inc., a private venture backed developer, manufacturer and marketer of transcatheter aortic valve systems; and non-executive Chairman of Syncroness, Inc., a contract engineering firm. From mid-2010 to late 2012, Mr. Cohen served as Chief Executive Officer of Vessix Vascular, Inc., a developer of a novel percutaneous radiofrequency balloon catheter renal denervation system used to treat uncontrolled hypertension. In November 2012, during his tenure as Chief Executive Officer, Boston Scientific Corporation (NYSE:BSX) acquired the company. Previously, from 1997 to 2006, Mr. Cohen served as Chairman and Chief Executive Officer of NASDAQ listed Cardiac Science, Inc., which in 2004 was ranked as the 4th fastest growing technology company in North America on Deloitte & Touche’s Fast 500 listing. In 2008, Mr. Cohen was named by AeA as the Private Company Life Science CEO of the Year. Mr. Cohen was named Entrepreneur of the Year in 2002 by the Orange County Business Journal and was a finalist for Ernst & Young’s Entrepreneur of the Year in the medical company category in 2004. Mr. Cohen holds a B.S. in Business Management from Binghamton University. The board has determined that Mr. Cohen should serve as a director because of his extensive experience with public companies.

     Thomas Girschweiler was a member of our board from 2003 to March 2014 and joined the board again in May 2015.  Mr. Girschweiler has been engaged in corporate financing activities on his own behalf since 1996.  From 1981 to 1996, he was an investment banker with Union Bank of Switzerland.  Mr. Girschweiler is a graduate of the Swiss Banking School.  The board has determined that Mr. Girschweiler should serve as a director because of his experience in corporate financing activities and his status as a significant shareholder.

     Andrew Hinson joined the board in February 2007. Mr. Hinson served as Vice President of Clinical and Regulatory Affairs for LoneStar Heart, Inc. from 2004 to 2016. Mr. Hinson previously served as the Senior Director of research and clinical development at AnGes MG, Inc. (TSE: 4563) a biotechnology firm engaged in the development and commercialization of novel gene and cell therapies for the treatment of cardiovascular disease. Prior to that Mr. Hinson had a long career with Procter & Gamble Pharmaceutical (NYSE:PG) holding multiple technical and management positions in research, clinical development and medical affairs. Mr. Hinson has diverse experience in the cell and gene therapy markets and extensive experience with regulatory affairs and clinical development of new therapies for cardiac, neurologic, and gastrointestinal diseases. The board has determined that Mr. Hinson should serve as a director because of his experience and knowledge of companies in the biotechnology space.

       Joseph Schick joined the board in November 2013.  He is currently the Chief Financial Officer of Corbis, a global digital media company, since May 2013. Prior to his position at Corbis, from March 2009 through July 2013, Mr. Schick was Chief Financial Officer at Talyst, a pharmacy automation hardware and software company. Mr. Schick served as Chief Financial Officer at Vertafore from October 2006 through January 2009, an enterprise software company for the insurance industry. Mr. Schick was also in various roles at travel company Expedia (NASDAQ: EXPE), including Senior Vice President of Finance. Mr. Schick has significant experience with SEC reporting, strategic planning, and mergers and acquisitions.  Mr. Schick started his career with Arthur Andersen and is a CPA who received his B.S. in Accounting from the University of Illinois. The board has determined that Mr. Schick should serve as a director because of his financial expertise.

     Rick Stewart joined the board in February 2013. Mr. Stewart is currently the Managing Director of West Summit Advisors. Prior to November 2015, he served as President and Chief Executive Officer, and a member of the board of directors of Cardiac Dimensions, a medical device company from 2001 to November 2015. From 1998 to 2001 he was President and Chief Executive Officer of Tegris Corporation, a leading IT infrastructure and enterprise applications provider for vertical markets. Prior to that Mr. Stewart had a long career within Eli-Lilly in its Medical Device and Diagnostics Unit, holding multiple executive positions in general and technical management, sales, marketing and business development. Mr. Stewart was a member of the senior team that led a buyout of the Physio-Control subsidiary from Eli-Lilly in 1994 which shortly thereafter was taken public. He received an MBA from the University of Washington. The board has determined that Mr. Stewart should serve as a director because his experience in the medical device field and executive acumen.

Except as otherwise provided by law, each director shall hold office until either their successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. Officers serve at the discretion of the Board.

There are no family relationships between any of our director nominees or executive officers and any other of our director nominees or executive officers.

BOARD OF DIRECTORS

Overview

Our Bylaws provide that the size of our Board is to be determined from time to time by resolution of the Board but shall consist of at least three members. Our Board presently consists of six members. Our Board has determined four of our directors – Messrs. Cohen, Hinson, Schick and Stewart – to be independent under the rules of the NASDAQ Stock Market, after taking into consideration, among other things, those transactions described under “Certain Transactions”. Mr. Cohen serves as Chairman of the Board. The Board does not have a lead director; however, recognizing that the Board consists of a majority of independent directors, in addition to the Board’s strong committee system (as described more fully below), we believe this leadership structure is appropriate for the Company and allows the Board to maintain effective oversight of management.

At each annual meeting of stockholders, members of our Board are elected to serve until the next annual meeting and until their successors are duly elected and qualified. If the nominees named in this proxy statement are elected, the Board will consist of six persons.

Committees of the Board of Directors

The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each committee operates pursuant to a written charter that may be viewed on our website at www.biolifesolutions.com. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

The following table sets forth the current composition of the three standing committees of our Board:

Name	Board	Audit	Compensation	Nominating and Governance
Mr. Rice	X
Mr. Cohen	Chair	X	X	X
Mr. Hinson	X		X	Chair
Mr. Schick (financial expert)	X	Chair
Mr. Stewart	X	X	Chair
Mr. Girschweiler	X

Audit Committee. Our Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; and monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation.

In addition, the Audit Committee’s role includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense.

The Board has determined that all members of our Audit Committee meet the independence and financial literacy standards of the NASDAQ Stock Market and applicable SEC rules.  The Board of Directors has determined that Mr. Schick is an “audit committee financial expert” as defined by the rules of the SEC.

Please see the section entitled “Report of the Audit Committee of the Board of Directors” and “Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm” for further matters related to the Audit Committee.

Compensation Committee. The purpose of the Compensation Committee is to provide guidance to management and to assist the Board in the discharge of its fiduciary responsibilities relating to the compensation of executive officers, the organizational structure, succession, retention and training policies and review and oversight of benefit programs.  Our Compensation Committee is responsible for reviewing the recommendations of our Chief Executive Officer and Chief Financial Officer, making recommendations to the Board, regarding the compensation of our executive officers, and ensuring that the total compensation paid to the executive officers is reasonable and competitive, and does not promote excessive risk taking. In making its recommendation to the Board, the Compensation Committee considers the results of the most recent stockholder advisory vote on executive compensation.  The Chief Executive Officer may not be present during voting or deliberation on his compensation. The Compensation Committee is also responsible for reviewing and making recommendations to the Board regarding director and committee member compensation.  In addition, the Compensation Committee approves and has oversight over our bonus plans for executive officers and/or stock based compensation plans and oversight of our overall compensation plans and benefit programs, including approval and oversight of grants.

In discharge of its duties related to administration of executive bonus plans, the Compensation Committee may, subject to the terms of each plan, delegate authority to management for the day-to-day non-material administration of such plans.  Further, the Compensation Committee may, subject to the terms of each plan, delegate authority to management to make grants to non-executive officers under stock-based compensation plans.

The Compensation Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Committee, other than in-house legal counsel, only after taking into consideration the six factors outlined in Rule 10C-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee engaged Radford, an Aon Hewitt company and independent compensation consultant (“Radford”), to assist it in: (i) an assessment of the Company’s executive compensation program; (ii) developing a peer group of companies for compensation comparison purposes; (iii) completing a market assessment of director and executive officer compensation; (iv) evaluating the Company’s equity-based compensation plan; and (v) recommending the amount and form of director and executive officer compensation.  Radford reported to and was accountable to the Compensation Committee.  Radford did not provide any services to us in the year ended December 31, 2015 beyond its engagement as an advisor to the Compensation Committee.  After review and consultation with Radford, the Compensation Committee determined that Radford is independent, and there is no conflict of interest resulting from retaining Radford.  In reaching this conclusion, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Exchange Act and NASDAQ listing standards.

The members of the Compensation Committee are independent directors within the meaning of the listing standards of the NASDAQ Stock Market.

Nominating and Governance Committee. Our Nominating and Governance Committee’s primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding candidates; make recommendations with respect to the composition of our Board and its committees; provide guidance to our human resources, legal, and finance departments relating to director orientation programs; recommend corporate governance principles applicable to the Company; manage periodic review, discussion and evaluation of the performance of our Board, its committees and its members and oversee and monitor compliance with our Code of Business Conduct and Ethics. The Nominating and Governance Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense.

All members of our Nominating and Governance Committee are independent under the listing standards of the NASDAQ Stock Market.

The Nominating and Governance Committee will consider candidates recommended by stockholders in accordance with the procedures set forth in our Bylaws, and prior to the date it recommends a slate of director nominees to the Board. Pursuant to the Nominating and Governance Committee Charter, there is no difference in the manner in which a nominee recommended by a stockholder or otherwise is evaluated.

In carrying out its function to nominate candidates for election to our Board, the Nominating and Governance Committee considers the Board’s mix of skills, experience, character, commitment and diversity—diversity being broadly construed to mean a variety of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements and needs of our Board at that point in time. In reviewing potential candidates, the Committee will also consider all relationships between any proposed nominee and any of our stockholders, competitors, customers, suppliers or other persons with a relationship to the Company. The Nominating and Governance Committee believes that each candidate should be an individual who has demonstrated exceptional ability and judgment, who are willing and able to make a sufficient time commitment to the Company, and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long‐term interests of the stockholders.

The Nominating and Governance Committee’s methods for identifying candidates for election to our Board include the solicitation of ideas for possible candidates from a number of sources, including from members of our Board, our executive officers, individuals who our executive officers or Board members believe would be aware of candidates who would add value to our Board and through other research. The Nominating and Governance Committee may, from time to time, retain, for a fee, one or more third-party search firms to identify suitable candidates. The Nominating and Governance Committee will consider all candidates identified through the processes described above, and will evaluate each candidate, including incumbents, based on the same criteria.

  The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

Number of Meetings

The Board held a total of six meetings during 2015. Our Audit Committee held four meetings in 2015, our Compensation Committee held two meetings in 2015 and our Nominating and Governance Committee held one meeting during 2015. Each incumbent director attended 75% or more of the aggregate of (i) the total number Board meetings (during the period that he served) and (ii) the total number of Board committee meetings (during the periods that he served).

Board Member Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are encouraged to attend these annual meetings absent extenuating circumstances. At our 2015 annual meeting, there were five directors present.

Director Compensation

As confirmed in service agreements we entered into on May 4, 2015 with each of our non-employee directors, during the year ended December 31, 2015, non-employee directors were compensated with an annual retainer fee of $40,000. In addition, the Board Chairman was compensated an additional $110,000 for the year. Committee chairpersons were compensated with additional annual retainers as follows:

Annual Retainer

Audit Committee Chairman	$10,000
Compensation Committee Chairman	$7,500
Nominating and Governance Committee Chairman	$5,000

A total of $322,500 in cash director compensation was recorded during the year ended December 31, 2015.  Our non-employee directors were each granted options to purchase 15,000 shares at $2.06 per share granted on May 4, 2015 which options vest on May 4, 2016. The following table sets forth information regarding compensation earned by our non-employee directors for the year ended December 31, 2015.

Name	Annual Retainer ($)	Board and Committee Chair and Committee Membership Fees ($)	Total Cash Fees Earned ($)	Restricted Stock Unit Awards ($)	Option Awards ($)	Total ($)

Raymond Cohen	40,000	110,000	150,000	––	26,139	176,139
Thomas Girschweiler	30,000	––	30,000	––	26,139	56,139
Andrew Hinson	40,000	5,000	45,000	––	26,139	71,139
Joseph Schick	40,000	10,000	50,000	––	26,139	76,139
Rick Stewart	40,000	7,500	47,500	––	26,139	73,639

Codes of Business Conduct and Ethics

We believe in sound corporate governance practices and have always encouraged our employees, including officers and directors to conduct business in an honest and ethical manner. Additionally, it has always been our policy to comply with all applicable laws and provide accurate and timely disclosure.

Accordingly, the Board has adopted a formal written code of ethics for all employees. The Board has adopted an additional corporate code of ethics for its Chief Executive Officer, Chief Financial Officer and other senior financial officers, which is intended to be a “code of ethics” as defined by applicable SEC rules. The Code of Ethics is publicly available on our website at http://biolifesolutions.com/biopreservation-media/CODE-OF-ETHICS-FOR-CEO-AND-SENIOR-FINANCIAL-OFFICERS1.pdf. The code of ethics is designed to deter wrongdoing and promote honest and ethical conduct and compliance with applicable laws and regulations. These codes also incorporate what we expect from our executives so as to enable us to provide accurate and timely disclosure in our filings with the SEC and other public communications. Any amendments made to the Code of Ethics will be available on our website.

Stockholder Communications with Directors

Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to the Board, or to an individual member or committee as follows:  c/o BioLife Solutions, Inc., Attention: Corporate Secretary, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021.  All communications will be relayed to that addressee.  From time to time, the Board may change the process through which stockholders communicate with the Board or its members or committees. There were no changes in this process in 2015. Please refer to our website at www.biolifesolutions.com for any future changes in this process.  The Board or the particular director or committee of the Board to which a communication is addressed will, if it deems appropriate, promptly refer the matter either to management or to the full Board depending on the nature of the communication.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation, for services rendered in all capacities to us during 2015 and 2014, of our current principal executive officer and our two other most highly compensated executive officers at the end of 2015 (together, the “named executive officers”).

Name and Principal Positions (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)(1)		All Other Compensation ($) (i)(6)	Total ($) (j)

Michael Rice	2015	400,000	50,000	––	653,478	(2)	––	1,103,478
President, Chief Executive Officer and Director (8/06 – present)	2014	345,000	150,000	––	––		1,739	496,739

Aby J. Mathew	2015	345,000	12,500	––	400,516	(3)	––	758,016
Chief Technology Officer (9/00 – present)	2014	260,000	128,000	––	31,374	(4)	2,483	421,857

Daphne Taylor	2015	285,000	––	––	304,102	(5)	––	589,102
Former Chief Financial Officer (8/11 – 2/16)	2014	223,560	33,534	––	––		2,221	259,315
__________

(1)	See Note 1 to Notes to Financial Statements for the years ended December 31, 2015 and 2014 for a description on the valuation methodology of stock option awards.
(2)
Amount is a result of options to purchase 375,000 shares at $2.06 per share granted to officer on May 4, 2015, which options vest to the extent of 1/4 of the underlying shares on May 4, 2016 and, thereafter, vest in monthly increments of 7,813 shares.

(3)
Amount is a result of options to purchase 229,837 shares at $2.06 per share granted to officer on May 4, 2015, which options vest to the extent of 1/4 of the underlying shares on May 4, 2016 and, thereafter, vest in monthly increments of 4,788 shares.

(4)
Amount is a result of options to purchase 10,000 shares at $3.70 per share granted to officer on April 21, 2014, which options vested to the extent of 1/4 of the underlying shares on April 21, 2015 and, thereafter, vest in monthly increments of 208 shares.

(5)
Amount is a result of options to purchase 174,510 shares at $2.06 per share granted to officer on May 4, 2015, which options vest to the extent of 1/4 of the underlying shares on May 4, 2016 and, thereafter, vest in monthly increments of 3,636 shares.

(6)	Amounts represent company paid wellness benefits.

Outstanding Equity Awards at Fiscal Year-End 2015

The following table sets forth information concerning the outstanding equity awards as of December 31, 2015 granted to the named executive officers.

	OPTION AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Michael Rice	107,142	––	––	0.98	8/7/2016(1)
Michael Rice	71,428	––	––	1.12	2/7/2017(2)
Michael Rice	54,642	––	––	1.26	2/2/2019(3)
Michael Rice	85,062	––	––	1.40	2/5/2020(4)
Michael Rice	28,571	––	––	1.12	2/25/2021(5)
Michael Rice	160,567	––	––	1.12	2/25/2021(6)
Michael Rice	––	375,000	––	2.06	5/4/2025(7)

Aby J. Mathew	7,142	––	––	0.98	10/12/2016(8)
Aby J. Mathew	35,714	––	––	1.12	2/7/2017(9)
Aby J. Mathew	24,285	––	––	1.40	8/7/2017(10)
Aby J. Mathew	7,142	––	––	0.70	2/11/2018(11)
Aby J. Mathew	7,142	––	––	0.56	11/5/2018(12)
Aby J. Mathew	37,966	––	––	1.40	2/5/2020(13)
Aby J. Mathew	55,451	––	––	1.12	2/11/2021(14)
Aby J. Mathew	17,113	744	––	1.40	2/15/2022(15)
Aby J. Mathew	4,166	5,834	––	3.70	4/21/2024(16)
Aby J. Mathew	––	229,837	––	2.06	5/4/2025(17)

Daphne Taylor	17,857	––	––	1.40	3/1/2021(18)
Daphne Taylor	35,714	––	––	0.88	8/17/2021(19)
Daphne Taylor	17,113	744	––	1.40	2/15/2022(20)
Daphne Taylor	––	174,510	––	2.06	5/4/2025(21)

__________

(1)	This award vested 1/3 of the total underlying shares on each of August 7, 2007, 2008 and 2009.
(2)	This award vested 1/3 of the total underlying shares on each of February 7, 2008, 2009 and 2010.
(3)	This award vested 1/4 of the total underlying shares on February 2, 2010 and, thereafter, in 36 equal monthly increments.
(4)	This award vested 1/3 of the total underlying shares on each of February 5, 2012, 2013 and 2014.
(5)	This award vested on the date of grant.
(6)	This award vested at the end of the fourth quarter of 2012, when the Company achieved cash flow break even.
(7)	This award vests 1/4 of the total shares on May 4, 2016 and, thereafter, vests in 36 equal monthly increments.
(8)	This award vested 1/4 of the total underlying shares on each of October 12, 2007, 2008, 2009 and 2010.
(9)	This award vested 1/4 of the total underlying shares on each of February 7, 2008, 2009, 2010 and 2011.
(10)	This award vested 1/4 of the total underlying shares on each of August 7, 2008, 2009, 2010 and 2011.
(11)	This award vested 1/4 of the total underlying shares on each of February 11, 2009, 2010, 2011 and 2012.
(12)	This award vested 1/4 of the total underlying shares on each of November 5, 2009, 2010, 2011 and 2012.
(13)	This award vested 1/4 of the total underlying shares on each of February 5, 2011, 2012, 2013 and 2014.
(14)	This award vests 1/4 of the total underlying shares on each of February 11, 2012, 2013, 2014 and 2015.
(15)	This award vests 4,464 shares on February 15, 2013 and, thereafter, in 36 equal monthly increments.
(16)	This award vests 2,500 shares on April 21, 2015 and, thereafter, vests in 36 equal monthly increments.
(17)	This award vests 1/4 of the total shares on May 4, 2016 and, thereafter, vests in 36 equal monthly increments.
(18)	This award vests 1/4 of the total underlying shares on each of March 1, 2012, 2013, 2014 and 2015.
(19)	This award vests 1/4 of the total underlying shares on each of August 18, 2012, and, thereafter, vests in 36 equal monthly increments.
(20)	This award vests 1/4 of the total underlying shares on each of February 15, 2013, and, thereafter, vests in 36 equal monthly increments.
(21)	This award vests 1/4 of the total shares on May 4, 2016 and, thereafter, vests in 36 equal monthly increments.

Employment Agreements

On February 19, 2015, we entered into new employment agreements with (i) Michael Rice, our President and Chief Executive Officer and (ii) Dr. Aby J. Mathew, Ph.D., our Senior Vice President and Chief Technology Officer.  None of the Employment Agreements is for a definite time period, but rather, each will continue until terminated in accordance with its terms.

The employment agreement with Michael Rice, our President and Chief Executive Officer, provides for a base salary of $400,000 per year and the potential for an annual incentive bonus in the sole discretion of the Board.  On February 19, 2015, the Board established Mr. Rice’s bonus eligibility for 2015 at $125,000.  If Mr. Rice’s employment is terminated without “Cause” (other than by reason of death or disability) or he resigns for “Good Reason,” he will be entitled to a lump sum payment equal to 12 months’ salary and a prorated portion of the current year’s target bonus amount; provided that if Mr. Rice’s employment is terminated without “Cause” upon or within 90 days following a “Change in Control,” Mr. Rice is entitled to a lump sum payment equal to 24 months’ salary, a prorated portion of the current year’s target bonus amount and an amount equal to the cost of 24 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums.

The employment agreement with Dr. Aby J. Mathew, Ph.D., our Senior Vice President and Chief Technology Officer, provides for a base salary of $345,000 per year.  If Dr. Mathew’s employment is terminated without “Cause” (other than by reason of death or disability), including upon or within 90 days of a “Change in Control,” or if he resigns for “Good Reason,” he will be entitled to a lump sum payment equal to 12 months’ salary.

For purposes of each of these employment agreements, a “Change in Control” means (i) the consummation of a merger or consolidation of the Company with or into another entity, (ii) the dissolution, liquidation or winding up of the Company or (iii) the sale of all or substantially all of the Company’s assets.  The foregoing notwithstanding, a merger or consolidation of the Company shall not constitute a “Change in Control” if immediately after such merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of such continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to such merger or consolidation.

Under each employment agreement, “Cause” means the Company’s belief that any of the following has occurred:  (i) any breach of the employment agreement by the executive officer; (ii) any failure to perform assigned job responsibilities that continues unremedied for a period of 10 days after written notice to the executive officer by the Company; (iii) the executive officer’s malfeasance or misconduct in connection with the executive officer’s duties under the employment agreement or any act or omission of the executive officer which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, (iv) commission of a felony or misdemeanor or failure to contest prosecution for a felony or misdemeanor; (v) the Company’s reasonable belief that the executive officer engaged in a violation of any statute, rule or regulation, any of which in the judgment of the Company is harmful to the business or to Company’s reputation; (vi) the Company’s reasonable belief that the executive officer engaged in unethical practices, dishonesty or disloyalty; or (vii) any reason that would constitute “cause” under the laws the State of Washington.

Under each employment agreement, “Good Reason” for the executive officer to terminate his or her employment means the following: (i) the Company’s material breach of the terms of the employment agreement or any other written agreement between the executive officer and Company; (ii) the assignment to the executive officer of any duties that are substantially inconsistent with or materially diminish the executive officer’s position prior to execution of the employment agreement; (iii) a material reduction of the executive officer’s salary, other than as a result of a general salary reduction affecting substantially all Company employees; (iv) any failure by the Company to obtain the assumption of the employment agreement by any successor or assign of the Company; or (v) a requirement that the executive officer be based at any office or location more than 50 miles from the executive officer’s primary work location prior to the effective date of the employment agreement.

Each of the employment agreements contains a covenant of the executive officer not to compete with the Company or solicit the Company’s employees, customers or suppliers for a period of one year after the date of termination.

The Company also entered into an employment agreement with Daphne Taylor, then Chief Financial Officer, dated February 19, 2015 for a salary of $285,000 per year.  The agreement provided that if Mrs. Taylor’s employment was terminated without “Cause” (other than by reason of death or disability) or if she resigned for “Good Reason,” she was entitled to a lump sum payment equal to six months’ salary; provided that if Mrs. Taylor’s employment was terminated without “Cause” upon or within 90 days following a “Change in Control,” Mrs. Taylor was entitled to a lump sum payment equal to 12 months’ salary and an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums.  The terms “Cause”, “Good Reason” and “Change in Control” were defined in the same manner as the agreements for Mr. Rice and Mr. Mathew.  On February 25, 2016, the Company and Mrs. Taylor entered into an amendment to her employment agreement as a result of which, following her voluntary resignation on February 25, 2016, Mrs. Taylor was entitled to and did receive severance pay of six months’ salary, plus any accrued and unpaid salary, unused vacation time and reimbursable expenses, subject to appropriate deductions and withholdings.

On March 4, 2016, Roderick de Greef, a former director of the Company, was appointed to serve as our Interim Chief Financial Officer and Interim Secretary, on a part-time basis. Mr. de Greef is compensated with a monthly salary of $10,000, subject to withholdings and deductions and is eligible to participate in the Company’s employee benefits programs as in effect from time to time, to the extent he is entitled to do so under the terms of such programs. On March 4, 2016, he was granted an award of 100,000 nonqualified stock options under our Amended and Restated 2013 Performance Incentive Plan. The Company and Mr. de Greef have not entered into an employment agreement.

Amended and Restated 2013 Performance Incentive Plan

The Amended and Restated 2013 Performance Incentive Plan and the award agreements entered into thereunder include certain provisions that may result in a payment to, or acceleration of vesting of awards held by, a named executive officer in connection with a change in control.  A change in control is defined as: (a) the acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;  (b) a merger or consolidation of the Company with any other entity, whether or not the Company is the surviving entity in such transaction, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;  (c) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (d) the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

In the event of a change in control, the Administrator (as defined in the plan) has the discretion to provide in each award agreement for (i) the vesting of options to accelerate automatically upon a change in control of the Company (as defined in the plan) and (ii) the assumption of awards by the acquiring or successor entity (or parent thereof) or replacement by such entity with new options or other incentives upon a change in control of the Company.  The terms of the Company’s outstanding option agreements under the plan provide for accelerated vesting upon the occurrence of the change in control transaction, provided, that the Administrator in its sole discretion may provide for the purchase or exchange of each option for an amount of cash or other property having a value equal to the difference between (x) the value of the cash or other property that you would have received pursuant to the change in control transaction in exchange for the shares issuable upon exercise of the option had the option been exercised immediately prior to the change in control transaction, and (y) the exercise price of the option.  Outstanding options shall terminate and cease to be exercisable upon consummation of a change in control except to the extent that such awards are assumed by the successor entity pursuant to the terms of the change in control transaction. The Administrator shall give written notice of a proposed change in control transaction to the holder not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

Securities Authorized for Issuance Under Equity Compensation Plans at December 31, 2015

The following table sets forth information as of December 31, 2015 relating to all of our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants (in thousands)	Weighted Average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance (in thousands)
Equity compensation plans approved by security holders	1,772	$2.02	1,696
Equity compensation plans not approved by security holders (1)	783	1.28	—
Total	2,555	1.80	1,696

(1) Represents shares of common stock issuable pursuant to non-plan stock option agreements entered into prior to the adoption of our 2013 Performance Incentive Plan. Prior to the adoption of our 2013 Performance Incentive Plan, we granted certain individuals stock options pursuant to stock option agreements that were not issued under a stockholder-approved plan.  Each agreement entitles the holder to purchase from us a fixed number of shares of common stock at a fixed purchase price per share for a fixed period of time, which may not exceed ten (10) years.  The specific terms and conditions of each option, including when the right to exercise the option vests, the number of shares subject to the option, the exercise price per share, the method of exercise, exercisability following termination, disability and death, and adjustments upon stock splits, combinations, mergers, consolidation and like events are specified in each agreement.  In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which we are not the surviving corporation or we become a wholly-owned subsidiary of another corporation, any unexercised options shall be deemed canceled unless the surviving corporation elects to assume the options or to issue substitute options in place thereof.  In the event of the forgoing, the holder will have the right to exercise the option during a ten-day period immediately prior to such liquidation, merger, or consolidation.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 30, 2016, certain information regarding the beneficial ownership of common stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares thereof; (ii) each director and nominee of the Company; (iii) each named executive officer of the Company; and (iv) all of the Company’s current directors and executive officers as a group.

Name and Address of Beneficial Owner	Common Stock	Percentage of Class
Directors and Executive Officers
Thomas Girschweiler (Director)(1)	4,407,427	31.0%
Michael Rice (Officer and Director)(2)	721,929	5.5%
Aby J. Mathew (Officer) (3)	324,755	2.6%
Raymond Cohen (Director) (4)	119,893	1.0%
Andrew Hinson (Director)(5)	75,713	0.6%
Daphne Taylor (Former Officer)(6)	71,428	0.6%
Rick Stewart (Director) (7)	28,690	0.2%
Joseph Schick (Director) (8)	23,928	0.2%
Roderick de Greef (Officer)	---	---%
Total shares owned by Executive Officers and Directors (11 persons) (9)	5,885,727	37.7%
5% Stockholders
Walter Villiger(10)	5,524,714	38.5%
WAVI Holding AG (11)	5,381,857	37.8%
Taurus4757 GmbH (12)	4,188,857	29.9%
__________

Shares of common stock subject to options and warrants that are exercisable or will be exercisable within 60 days of March 30, 2016 and shares of common stock to be issued pursuant to restricted stock awards are deemed outstanding for computing the number of shares beneficially owned. The percentage of the outstanding shares held by a person holding such rights includes those shares, but such shares are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, we believe that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the business address of each person listed is in care of 3303 Monte Villa Parkway, #310, Bothell, WA 98021.

(1)
Includes 142,857 shares of common stock issuable upon exercise of warrants held by Mr. Girschweiler, options to purchase 75,713 shares of common stock issuable upon stock options exercisable within 60 days from March 30, 2016, 2,644,663 shares of common stock held indirectly through Mr. Girschweiler’s wholly-owned entity named Taurus4757 GmbH and 1,544,194 shares of common stock issuable upon exercise of warrants held by Taurus4757 GmbH.

(2)
Includes options to purchase 601,162 shares of common stock issuable under stock options exercisable within 60 days from March 30, 2016 and 100,000 shares of common stock to be issued pursuant to a restricted stock award.

(3)
Includes options to purchase 255,366 shares of common stock issuable under stock options exercisable within 60 days from March 30, 2016 and 25,000 shares of common stock to be issued pursuant to a restricted stock award.

(4)	Includes options to purchase 111,427 shares of common stock issuable under stock options exercisable within 60 days from March 30, 2016.
(5)	Includes options to purchase 75,713 shares of common stock issuable under stock options exercisable within 60 days from March 30, 2016.
(6)	Includes options to purchase 71,428 shares of common stock issuable under stock options exercisable within 60 days from March 30, 2016. Ms. Taylor resigned on February 25, 2016.
(7)	Includes options to purchase 23,928 shares of common stock issuable under stock options exercisable within 60 days from March 30, 2016.
(8)	Includes options to purchase 23,928 shares of common stock issuable under stock options exercisable within 60 days from March 30, 2016.
(9)
Includes the securities listed in footnotes 1-8, in addition to options to purchase 59,583 shares of common stock issuable under stock options exercisable within 60 days from March 30, 2016 and 50,000 shares of common stock to be issued pursuant to restricted stock awards.

(10)
Includes 3,604,646 shares of common stock held indirectly through Mr. Villiger’s wholly-owned entity named WAVI Holding AG, 142,857 shares of common stock issuable upon exercise of warrants held by Mr. Villiger and 1,777,211 shares of common stock issuable upon exercise of warrants held by WAVI Holding AG.

(11)	Includes 1,777,211 shares of common stock issuable upon exercise of warrants.
(12)	Includes 1,544,194 shares of common stock issuable upon exercise of warrants.

CERTAIN TRANSACTIONS

Since January 1, 2014, there has not been, nor has there been proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than as described above under the headings “Executive Compensation” and “Board of Directors—Director Compensation” and other than the transactions described below.  Each of the transactions described below was reviewed and approved or ratified by the Audit Committee of the Board. It is anticipated that any future transactions between us and our officers, directors, principal stockholders and affiliates will be on terms no less favorable to us than could be obtained from unaffiliated third parties.  In accordance with our Audit Committee’s charter, all such transactions will be reviewed and approved by our Audit Committee and a majority of the independent and disinterested members of the Board.

Furthermore, except as described in this proxy statement, no (i) person who has been a director or executive officer of the Company at any time since the beginning of the Company's last fiscal year, (ii) proposed nominee for director, or (iii) associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting.

Facility Agreements

On January 11, 2008, we entered into the facility agreements with each of Thomas Girschweiler, an affiliate and director of the Company, and Walter Villiger, an affiliate of the Company, pursuant to which each noteholder extended to the Company a secured convertible multi-draw term loan facility of $2,500,000, which facility (a) incorporated (i) a refinancing of then existing indebtedness of the Company to the Investor, and accrued interest thereon, in the aggregate amount of $1,431,563.30, (ii) a then current advance of $300,000, and (iii) a commitment to advance to us, from time to time, additional amounts up to a maximum of $768,436.70, (b) bears interest at the rate of 7% per annum on the principal balance outstanding from time to time, (c) is evidenced by a secured convertible multi-draw term loan, which was due and payable, together with accrued interest thereon, the earlier of (i) January 11, 2010, or (ii) a certain events of default, and (d) is secured by all of our assets.

In May and July 2008, we received $1,000,000 in total from the noteholders pursuant to the facility agreements. On October 20, 2008, the amounts available under each of the facility agreements was increased by $2,000,000 to $4,500,000 (an aggregate of $9,000,000), and, on October 24, 2008, we received $600,000 in total from the noteholders pursuant to the amended facility agreements. In 2009, we received an additional $2,825,000 in total from the noteholders pursuant to the amended facility agreements. In December 2009, the noteholders extended the repayment date to January 11, 2011. On November 16, 2010, the amount available under each of the facility agreements was increased by $250,000 to $4,750,000 (an aggregate of $9,500,000) and the noteholders granted an extension of the repayment date to January 11, 2013. In 2010, we received $1,145,000 in total from the noteholders pursuant to the amended facility agreements. In 2011, we received $1,095,000 in total from the noteholders pursuant to the amended facility agreements. In August 2011 we entered into an amendment to each of the facility agreements pursuant to which the amount of each facility agreement was increased to $5,250,000. The multi-draw term loan notes previously delivered to each of the noteholders also was amended to reflect the changes to the facility agreements. In consideration of such amendments, we issued to each of the noteholders a five-year warrant to purchase 1,000,000 shares of our common stock at a price of $0.063 per share, which share amount and price was adjusted to 71,429 and $0.88, to reflect the reverse stock split effective January 29, 2014. On May 30, 2012, the amounts available under each of the facility agreements were increased to $5,750,000 (an aggregate of $11,500,000) and the noteholders granted an extension of the repayment date to January 11, 2016. The multi-draw term loan notes previously delivered to each of the noteholders also was amended to reflect the changes to the facility agreements. In consideration of such amendments, we issued to each of the noteholders a five-year warrant to purchase 1,000,000 shares, at a price of $0.08 per share, which share amount and price was adjusted to 71,429 and $1.12 respectively, to reflect the reverse stock split effective January 29, 2014.

On December 16, 2013, we entered into note conversion agreements with the noteholders. Pursuant to the note conversion agreements, we agreed to issue units pursuant to a private placement on substantially similar terms as the offering to each of the noteholders in exchange for the conversion of the $10.6 million principal amount outstanding under the promissory notes and accrued and unpaid interest of approximately $3.7 million through March 25, 2014.

On February 11, 2014, Mr. Girschweiler transferred to Taurus4757 GmbH, an entity wholly-owned by Mr. Girschweiler, and Mr. Villiger transferred to WAVI Holding AG, an entity wholly-owned by Mr. Villiger, pursuant to an assignment and amendment agreement between the Company and each respective noteholder and transferee, all of their rights and obligations under the noteholder’s respective note, the facility agreement and respective note conversion agreement (collectively, we refer to these documents as the note documents.  The noteholders have advised us that the transfers were effected for tax structuring purposes.  The assignment and amendment agreements did not change the noteholders’ beneficial ownership of the notes and the other note documents, nor did they affect the terms of conversion set forth in the note conversion agreements.

On March 25, 2014, pursuant to the note conversion agreements, we issued 3,321,405 shares and 3,321,405 warrants to the noteholders in exchange for the notes, all unpaid interest and the release of all security interests. In addition, on March 25, 2014, the facility agreements were terminated.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain officers and holders of 10% or more of any class of our stock to report to the SEC, by a specified date, initial reports of ownership and reports of changes in ownership of our stock and other equity securities. Based solely on a review of the copies of these reports furnished to the Company and written representation from the reporting persons, the Company believes that during the 2015 fiscal year, Thomas Girschweiler and Taurus4757 GmbH filed one Form 4 late relating to one transaction.

PRINCIPAL ACCOUNTANTS

Principal Accountant Fees and Services

The following table shows the aggregate fees billed to the Company by Peterson Sullivan, the Company’s independent registered public accounting firm, for the years ended December 31, 2015 and 2014.

	2015	2014

Audit fees(1)	$75,000	$71,500
Audit-related fees(2)	1,200	20,287
Tax fees(3)	-	-
All Other fees(4)	-	-

Total	$76,200	$91,787

(1)
Audit fees consist of professional services rendered by Peterson Sullivan for the audit of our annual financial statements and review of financial statements included in our Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagement for those fiscal years.

(2)
Audit-related fees consist of assurance and related services reasonably related to the performance of the audit or review of our financial statements that are not reported under the heading Audit fees above. In the years ended December 31, 2015 and 2014, we incurred Audit-related fees in connection with our registration statements and related comfort letter procedures.

(3)
There were no fees paid to Peterson Sullivan that would be considered “Tax fees” in 2015 or 2014. Fees to be disclosed under this category would be for professional services rendered by Peterson Sullivan for tax compliance, tax advice, and tax planning.

(4)
There were no fees paid to Peterson Sullivan that would be considered “All Other fees” in 2015 or 2014. Fees to be disclosed under this category would be for products and services other than those described under the headings Audit fees, Audit-related fees and Tax fees above.

Audit Committee Pre-Approval Policies and Procedures

It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be performed by Peterson Sullivan, our independent registered public accounting firm. All audit fees and audit-related fees provided by Peterson Sullivan during 2015 and 2014 were pre-approved by the Audit Committee.

Attendance at Annual Meeting

Representatives from Peterson Sullivan are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with the auditors’ independence. In addition, the Audit Committee discussed the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, as amended. The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2015.

Respectfully submitted,
AUDIT COMMITTEE
Joseph Schick, Chairman Raymond Cohen Rick Stewart

PROPOSALS

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Overview

Our Bylaws provide that the size of our Board is to be determined from time to time by resolution of the Board but shall consist of at least three members. Our Board presently consists of six members. Each of our current directors has been nominated for reelection.

Nominees

Upon the recommendation of our Nominating and Governance Committee, the Board has nominated the following individuals to serve until his successor is duly elected and qualified, unless he resigns, is removed or otherwise is disqualified from serving as a director of the Company:

Michael Rice
Raymond Cohen
Thomas Girschweiler
Andrew Hinson
Joseph Schick
Rick Stewart

Vote Required

A plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees. The six nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be the elected as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Recommendation

The Board recommends that stockholders vote FOR the election of each of the above-listed nominees.

Unless marked otherwise, proxies received will be voted FOR the election of each of these director nominees.

PROPOSAL NO. 2 – APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the following proposal, commonly known as a “Say on Pay” proposal, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules.

Our goal for our executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for our success, and thereby increase stockholder value. We believe that our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our stockholders. We urge stockholders to read the section titled “Executive Compensation” elsewhere in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2015.

Results of and Response to the Most Recent Say-On-Pay Vote and Frequency of Say-On-Pay Vote

Most Recent Say-On-Pay Vote. At the 2013 Annual Meeting of Stockholders, approximately 99% of the votes cast by our stockholders voted, on an advisory basis, to approve the compensation paid to the Company’s named executive officers in 2012 fiscal year, as disclosed in the 2013 proxy statement pursuant to Item 402 of SEC Regulation S-K (the “Say-On-Pay Vote”). The Company and the Board believe that the Say-On-Pay Vote confirmed stockholder support for the Company’s executive compensation philosophy, objectives and decisions. As a result, our 2015 fiscal year executive compensation philosophy and objectives remained consistent with those in 2012 fiscal year, which remained unchanged.

Most Recent Frequency of Say-On-Pay Vote. At least once every six years, we are required to hold an advisory vote on the frequency of Say-On-Pay Votes (the “Frequency of Say-On-Pay Vote”). We held our initial Frequency of Say-On-Pay Vote at our 2013 Annual Meeting of Stockholders and a majority of the votes were cast in favor of holding Say-On-Pay Votes once every three years. In line with the preference of our stockholders, our Board determined that it will include the Say-On-Pay Vote in our proxy materials once every three years until the next Frequency of Say-On-Pay Vote, which will occur no later than our 2019 Annual Meeting of Stockholders.

Response to Future Say-On-Pay Votes. Although non-binding, the Company and the Board will continue to consider the results of the Say-On-Pay Votes in their future executive compensation philosophy, objectives and decisions.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This “say-on-pay” proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote FOR the following resolution at the Annual Meeting:

 “RESOLVED, that the stockholders of BioLife Solutions, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the BioLife Solutions proxy statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”

This say-on-pay vote is advisory, and therefore, is not binding on us, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we may review and consider the results of this advisory vote in future compensation deliberations.

Vote Required

The approval, on an advisory basis, of the stockholders by a majority of the votes properly cast at the meeting is being sought to approve the compensation of our named executive officers as disclosed in this proxy statement.

Recommendation

Our Board recommends that stockholders vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

Unless marked otherwise, proxies received will be voted FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF PETERSON SULLIVAN LLP

Overview

The Audit Committee has engaged the independent registered public accounting firm of Peterson Sullivan LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2016. Peterson Sullivan LLP audited our financial statements for the years ended December 31, 2015 and December 31, 2014. Please refer to “Principal Accountants” above for information about fees and services paid to Peterson Sullivan LLP in 2015 and 2014, and our Audit Committee’s pre-approval policies. Stockholder ratification of such selection is not required by our Bylaws or other applicable legal requirement. However, our Board is submitting the selection of Peterson Sullivan LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in our and our stockholders’ best interests.

Representatives of Peterson Sullivan LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Sought

The proposal to ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2015 will be approved if approved by a majority of the votes properly cast on this proposal.

Recommendation

The Board recommends that stockholders vote “FOR” the proposal to ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2016.

Unless marked otherwise, proxies received will be voted FOR Proposal No. 3.

OTHER BUSINESS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent as the Board may recommend.

ANNUAL REPORT ON FORM 10-K

On February 25, 2016, we filed our annual report on Form 10-K for the year ended December 31, 2015. Stockholders were sent a copy of our annual report on Form 10-K for 2015 along with the 2016 proxy statement. Stockholders who wish to obtain additional copies of our annual report on Form 10-K may do so without charge by contacting us through one of the following methods:

Email:	proxy@biolifesolutions.com
Telephone:	(425) 402-1400
Facsimile:	(425) 402-1433
Mail:	Corporate Secretary, BioLife Solutions, Inc.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington 98021

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than December 5, 2016, which is 120 calendar days prior to the anniversary date of the mailing of this proxy statement. Stockholders are advised to review the discussion above under the heading “Board of Directors – Nominating and Governance Committee” for additional information on the process to nominate directors to the Board, which discussion is incorporated by reference.

The proxies to be solicited by us through our Board for our 2017 Annual Meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at that meeting, unless we receive notice of such stockholder’s proposal not later than February 18, 2017, which is 45 calendar days prior to the anniversary date of the mailing of this proxy statement.

Nominations of persons for election to our Board may be made by or at the direction of the Board or by any stockholder entitled to vote for the election of directors at the meeting that complies with Section 3.3 of our Bylaws. Pursuant to Section 3.3 of our Bylaws, a stockholder wishing to nominate a candidate for election to the Board at the 2017 Annual Meeting is required to give written notice addressed to our Corporate Secretary of his or her intention to make such a nomination. The notice of nomination must be received by the Corporate Secretary not less than 45 days nor earlier than 90 days prior to the date of the 2017 Annual Meeting in order to be considered for nomination; provided, however, that in the event that less than 55 days’ notice or prior public disclosure of the date of the 2017 Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of 2017 Annual Meeting is mailed or such public disclosure is made. The notice of nomination must include the nominee’s name, age, business address, residence address, principal occupation or employment, and any other information required by Section 3.3 of our Bylaws or by applicable laws or regulations.

Stockholder proposals and director nominations must be in writing and should be addressed to c/o BioLife Solutions, Inc., Attention: Corporate Secretary, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. It is recommended that stockholders submitting proposals or nominations direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before this year’s Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Michael Rice
Michael Rice
President and Chief Executive Officer
March 30, 2016 Bothell, Washington

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time May 9, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 9, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

Nominees

01 Michael Rice 02 Raymond Cohen 03 Andrew Hinson 04 Joseph Schick 05 Rick Stewart
06 Thomas Girschweiler

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To approve on a non-binding, advisory basis the compensation of the named executive officers.	▢	▢	▢
3. To ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2016.	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000281228_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com

BIOLIFE SOLUTIONS, INC.
Annual Meeting of Stockholders
May 10, 2016 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael Rice and Roderick de Greef, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorized them to represent and vote, as provided on the other side, all the shares of BioLife Solutions, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company held on May 10, 2016 or any adjournments thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTIED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPROSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

0000281228_2 R1.0.1.25

Continued and to be signed on reverse side